LICENSE AGREEMENT

     THIS LICENSE AGREEMENT (this "Agreement") is made and entered, effective as of the date set forth below, by and between SANTA BARBARA CONNECTED SYSTEMS CORPORATION, a California corporation ("Licensor"), and VODAVI TECHNOLOGY, INC., a Delaware corporation ("Licensee"), with reference to the following facts:

     RECITALS:

     A. Under the OEM Agreement, Licensor has manufactured and sold to Licensee certain products based upon Licensor's "Oyster" technology, and the parties have elected to terminate the OEM Agreement and to have Licensor grant to Licensee a perpetual, non-exclusive license to use the Licensed Technology described below to manufacture and distribute the Products which Licensor previously sold to Licensee pursuant to the OEM Agreement.

     B. Licensor acquired its right to use a portion of the Licensed Technology from D2 under the D2 Agreement described below, and the grant of license under this Agreement also is subject to the terms, conditions and restrictions of the separate Object Code Software License Agreement executed between Licensee and D2.

     C. Contemporaneously with the execution and delivery of this Agreement, Licensee and D2 shall have entered into a separate Agreement.

     AGREEMENTS:

     NOW, THEREFORE, in consideration of the mutual promises and covenants of the parties hereinafter set forth and other valuable consideration, the parties hereby agree as follows:

1. DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings.

     1.1 "D2" means D2 TECHNOLOGIES, INC., a California corporation.

     1.2 "D2 AGREEMENT" means that certain Software Assignment, License and Maintenance Agreement dated August 21, 1996, between D2, as licensor, and Licensor, as licensee.

     1.3 "DOCUMENTATION" means the written documentation which has been prepared by Licensor, which describes the Licensed Technology, including the Bills of Materials, Assembly Instructions and Documents, and certain Software documentation, which is described in Exhibit A to this Agreement.

     1.4 "LICENSED TECHNOLOGY" means the Documentation, the Manufacturing Drawings, and the Software, including both the Source Code and the Object Code, and other related technology as defined in Section 1. and described on Exhibit A to this Agreement.

     1.5 "MANUFACTURING DRAWINGS" means the design and manufacturing diagrams, sub-assembly specifications and other drawings that Licensor used in connection with its manufacture of Products for Licensee prior to the date of this Agreement and which are reasonably required for Licensee to be able, using reasonable skills consistent with the capabilities of a competent manufacturer of surface mounted, electronic

      Connected Systems and Vodavi Technology Proprietary and Confidential component telecommunications products, to manufacture, support, or modify the Products from the current release of the "Oyster" products as of the date of this Agreement. Set forth on Exhibit A hereto is a list of the Manufacturing Drawings that Licensor shall deliver to Licensee under this Agreement. Notwithstanding the foregoing or any other provision of this Agreement, neither any provision of this Agreement nor Licensor's delivery of any Licensed Technology is intended or shall be construed as a representation or warranty by Licensor that Licensee will be able to manufacture any of the Products successfully or to modify any Product successfully. Notwithstanding the foregoing, Licensor represents that the Licensed Technology is adequate to enable manufacturing of the Products as they are currently manufactured.

     1.6 "OBJECT CODE" means the version of a computer program that is not in a programming language and is in a specific, machine-readable format only.

     1.7 "OEM AGREEMENT" means the OEM Purchase Agreement dated April 11, 1997, between Licensor and Enhanced Systems, Inc. ("Enhanced"), as amended by that certain "Amendment to OEM Purchase Agreement" between Enhanced and Licensor, and to which Licensee is a party as successor in interest to Enhanced Systems, Inc.

     1.8 "PRODUCTS" means the "Oyster" products that Licensor manufactured for Licensee under the OEM Agreement prior to the effective date of this Agreement and all modifications and improvements to such "Oyster" products developed by Licensor prior to the effective date of this Agreement, and all of the derivative works of the "Oyster" products hereafter developed by Licensee. A list of the Products as of the date of this Agreement is set forth on Exhibit B hereto.

     1.9 "SOFTWARE" means the computer software programs that were incorporated into the Products that Licensor manufactured for Licensee prior to the date of this Agreement. Notwithstanding the foregoing, the Software does not include and Licensor shall have no obligation to deliver to Licensee any generally available third party software that it has incorporated in, or used in connection with its manufacture of, any of the "Oyster" products.

     1.10 "SOURCE CODE" means the version of a computer program that is in a programming language that is understandable by humans and shall include any programmers notes and similar documentation available as of the date of this agreement.

2. GRANT OF LICENSE

     2.1 NON-EXCLUSIVE LICENSE. Subject to the terms and conditions of this Agreement, Licensor hereby grants to Licensee a world-wide, non-exclusive and perpetual license (a) to use the Licensed Technology to manufacture or have manufactured and sell the Products under the Licensee's brand names, (b) to reproduce the Software, in Object Code format only, for distribution with the Products, and (c) to use the Licensed Technology to develop modifications and improvements of the Products. Licensee acknowledges that the license granted under this Section is a non-exclusive license that does not convey ownership of the Licensed Technology to Licensee, and that nothing in this Agreement limits in any way Licensor's right to grant to any other person or entity a license to use the Licensed Technology in connection with goods and services that may be competitive with the Products and/or Licensee's business activities.

      Connected Systems and Vodavi Technology Proprietary and Confidential

     2.2 NO SUBLICENSING. Licensee shall not have the right to sublicense the use for any purpose of any or all of the Licensed Technology to any person or entity that designs, manufactures or distributes any voicemail, voice processing, computer telephony or voice/data networking products. Notwithstanding the foregoing, Licensee may contract with a third party for such third party to manufacture Products for delivery to and sale by Licensee, even if such third party does manufacture or distribute voice mail, voice processing, computer telephony or voice/data networking products.

     2.3 LICENSOR RIGHT TO MANUFACTURE. Licensor shall have the right to manufacture for its own account and the account of other persons and entities, and to contract for manufacture by others, of voicemail, voice processing, voice/data networking and similar products that use, incorporate or rely upon any or all of the Licensed Technology.

3. SOFTWARE MODIFICATIONS.

     3.1 OWNERSHIP.  All  modifications to the Software,  whether made to effect
"bug" fixes or to effect enhancements or improvements to the Software, and regardless of whether or not such modifications constitute derivative works of the Software, and regardless of which party effects such modifications, will be the property of Licensor, but will be deemed to be Software subject to all the license and other rights of Licensee under this Agreement. Licensor shall be the exclusive owner of all such modifications and of all patents, copyrights and other intellectual property rights in or to such modifications. Automatically and simultaneously with the creation of any such modifications by Licensee, Licensee shall be deemed to have assigned to Licensor all of its right, title and ownership interest in and to each such modification and all patent, copyright and other intellectual property rights related thereto.

     3.2 COMPATIBILITY. Any modifications to the Software made by Licensee shall be subject to review and acceptance by Licensor in order to maintain continuity and compatibility of the modified Software with the API and/or DSP level operating system software of the Products. Licensee shall not make any modification to the Software which Licensor determines will interfere with the continuity and compatibility of the modified Software with the API and/or DSP level operating system software of the hardware. Licensor will not unreasonably withhold its consent to or acceptance of any modification to the Software requested by Licensee.

4. DELIVERIES BY LICENSOR. Simultaneously with the execution of this Agreement, and upon receipt of payment in full of the initial payment installment as determined in Section 5.1 below, Licensor shall deliver to Licensee copies of the Licensed Technology.

5. PAYMENTS. In consideration of the grant of license under this Agreement, Licensee shall pay to Licensor the following amounts.

     5.1 UPON EXECUTION. Simultaneously with the execution of this Agreement, Licensee shall pay to Licensor cash in the amount of Three Hundred Thousand Dollars ($300,000.00);

     5.2 DELIVERY OF LICENSED TECHNOLOGY. Simultaneously with Licensor's delivery of the Licensed Technology under Section 4, above, and acceptance of the Licensed Technology by Licensee, Licensee shall pay to Licensor cash in the amount of One Hundred Thousand Dollars ($100,000.00). Licensee shall have one week from the date of receipt of the Licensed Technology in which to evaluate and accept, or state why it does not accept, the Licensed Technology. Upon receipt of formal notification in writing to Licensor of failure of Licensee to accept the Licensed Technology, Licensor shall attempt to

      Connected Systems and Vodavi Technology Proprietary and Confidential remedy the deficiency immediately. If no remedy, or reasonable attempt to remedy, is made within thirty (30) days after such notification, this Agreement will be terminated and Licensor will refund the $300,000.00 initial payment.and the OEM Agreement rights and obligations of the parties shall remain in full force and effect.

     5.3 PRODUCTION OF FIRST PRODUCT BY LICENSEE. Within five (5) days after the date on which Licensee first produces a Product [UNDER THE RIGHTS GRANTED IN THIS AGREEMENT], but not later than three (3) months after acceptance pursuant to 5.2, Licensee shall pay to Licensor cash in the amount of One Hundred Thousand Dollars ($100,000.00).

6. TRANSITION ASSISTANCE AND TRAINING. The parties acknowledge that (a) Licensee is entering into this Agreement with the objective of manufacturing Products both at its own facilities and at other facilities operated by parties with whom Licensee has a working relationship, and (b) for the immediate future, the most effective and efficient method of ensuring an uninterrupted supply of Products to Licensee is for Licensor to (x) assist Licensee in developing working relationships with the companies and firms which have provided goods and services to Licensor in connection with Licensor's manufacture and sale of the Products, and (y) provide Licensee certain technical expertise and know-how that Licensor has developed, through its employees, in manufacturing Products. Therefore, from time to time during the three (3) -month period following the effective date of this Agreement, upon request of Licensee:

     6.1 VENDORS. Upon execution, Licensor shall (a) provide Licensee the names, addresses, and telephone numbers of such vendors and suppliers from whom Licensor has purchased goods or services in connection with the manufacture and sale of Products, and (b) assist Licensee in conferring directly with representatives of such vendors and suppliers who may be helpful in allowing Licensee to establish a business relationship with those parties.

     6.2 SALE OF MATERIALS FOR PRODUCTS. Upon request of Licensee, and if available in Licensor's then current excess inventory, Licensor shall sell to Licensee materials and components for Products at a price equal to the cost thereof paid by Licensor plus fifteen percent (15.0%).

     6.3 CONSULTING SERVICES. Licensor shall make its employees reasonably available to consult with Licensee in connection with the use of the Licensed Technology and the manufacture of the Products. Licensee shall compensate Licensor for such services according to the fees described in Exhibit C of this Agreement.

7. TERMINATION OF OEM AGREEMENT. Except as specified in Section 5.2, the parties hereby terminate the OEM Agreement effective as of the date of this Agreement. Each of the parties, for itself and its officers, directors, employees, agents, successors, and assigns, hereby releases the other party, and each of such other party's officers, directors, employees, agents, successors and assigns, from any and all claims that it may have against the other party under the OEM Agreement or otherwise in connection with any Products sold to Licensee pursuant to that Agreement, by reason of any act or omission, whether known or unknown, prior to the date of this Agreement. The foregoing releases include all claims for damages of all of the releasing parties, whether known or unknown, foreseen or unforeseen, anticipated or unanticipated, and whether they are latent or arise later as a result of the foregoing. Each of the parties hereto waives all rights under ss.1542 of the California Civil Code, which reads as follows:

     "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF

      Connected Systems and Vodavi Technology Proprietary and Confidential

     EXECUTING THE RELEASE, WHICH, IF KNOWN BY HIM, MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

8. TERM AND TERMINATION.

     8.1 TERM. The term of this Agreement shall begin as of the effective date of this Agreement and, unless terminated sooner pursuant to the terms of this Agreement, shall continue in perpetuity.

     8.2 TERMINATION. If either party shall be in material default of any obligation of such party hereunder and such default is not remedied within the applicable time period set forth below, then the non-defaulting party may give written notice of such default and of its election to terminate this Agreement under this Section 8, unless the defaulting party either (a) remedies, or takes reasonable steps to remedy, such default within thirty (30) days after the delivery of such notice of termination, or (b) if such default is other than with respect to the payment of money, and can be remedied but cannot easily be remedied within such 30-day period, the default party commences such remedial action within such 30-day period, and continues thereafter to diligently pursue such remedy until the remedy is complete. Unless the default is remedied within the applicable period set forth above, the non-defaulting party may terminate this Agreement by a second written notice, specifying such termination, and this Agreement shall terminate simultaneously with the delivery of such second notice.

     8.3 BANKRUPTCY. If either party files or has filed against it a petition under the Federal Bankruptcy Code, is adjudged a bankrupt, or files or has filed against it a petition for reorganization or arrangement under any law relating to bankruptcy, insolvency, moratorium, or similar laws for the protection of debtors, whether under the laws of the United States, any of its political subdivisions or otherwise, such party shall:

          8.3.1 notify the other party thereof within ten days after the filing of such a petition or such adjudication;

          8.3.2 unless the petition is earlier dismissed, within ninety days after the filing of such petition, shall assume this Agreement, and shall file a petition with the appropriate court for approval of such assumption; and

          8.3.3 thereafter shall take all other action as may be reasonably necessary to obtain the approval of such assumption. If, within such ninety-day period such party does not notify the other party of its assumption or rejection of this Agreement and does not file the petition for approval of such assumption or rejection, such party shall be deemed to have assumed this Agreement



     8.4 EFFECT OF TERMINATION. The termination of this Agreement by either party shall not constitute or be deemed to constitute the waiver or release by such party of any right or claim such party may have against the other party by reason of actions or omissions occurring on or before the effective date of termination.

     8.5 SURVIVAL. The rights and obligations of each party under Sections 5, 7, 8, 9, 10, 11, and 13 hereof will survive the expiration of this Agreement.

9. CONFIDENTIAL INFORMATION.

      Connected Systems and Vodavi Technology Proprietary and Confidential

     9.1 CONFIDENTIAL INFORMATION. The term "Confidential Information" means only information which either is used by either party in the conduct of its business or relates to the Licensed Technology, and which has not been voluntarily released by the party to the general public. The Confidential Information shall include, but not be limited to, all information, processes, process parameters, methods, practices, fabrication techniques, technical plans, algorithms, computer programs, software, and related documentation, customer lists, price lists, supplier lists, marketing plans, financial information, and all other compilations of information of the Company. The Confidential Information shall include all those documents, writings and other information which are marked "confidential" or by some similar notation as the proprietary and/or marked exclusive information of either party. Licensee agrees that the Licensed Technology, including the Documentation, Manufacturing Drawings, and Object Code and Source Code versions of the Software constitute Confidential Information of Licensor, whether or not specifically marked as so and whether supplied prior to or following the execution of this Agreement. Notwithstanding the foregoing, the term "Confidential Information" does not include and this obligation of non-disclosure shall not apply to any information which is:

          9.1.1 published or otherwise made available to the public other than by breach of this Agreement by the party receiving the information; or

          9.1.2 rightfully received by the receiving party from a third party without any breach by such third party or the receiving party of any confidential limitations or contractual obligations; or

          9.1.3 known to the party receiving the information prior to the first receipt of same from the disclosing party provided that the receiving party so notifies the disclosing party thereof within 30 days after its receipt of the information; or

          9.1.4 hereinafter disclosed by the disclosing party to a third party without restriction on disclosure; or

          9.1.5 approved for public release by the disclosing  party in writing;
or

          9.1.6 independently developed by the receiving party; or

          9.1.7 made public through disclosure as required by law or legal process; provided that, if either party claims that this paragraph applies, such party shall not disclose any of the Confidential Information unless it has given the other party notice of such law or legal process at least thirty (30) days prior to the scheduled date of disclosure of the Confidential Information and reasonable opportunity to oppose such disclosure.

     9.2 IDENTIFICATION OF CONFIDENTIAL INFORMATION. All additional Confidential Information not covered in Section 9.1 above and disclosed by one party to the other hereunder shall be clearly labeled as such. Confidential Information which is disclosed orally or in any non-tangible form shall be summarized in writing by the disclosing party. The written summary shall be clearly labeled as Confidential Information and shall be delivered to the receiving party within thirty days of disclosure.

     9.3 OBLIGATIONS. Each party agrees to receive and hold all Confidential Information of the other party in confidence for a period of three (3) years after receipt of such information and shall exercise the same degree of care to prevent the disclosure of such Confidential Information as it does to protect its own Confidential Information. As a minimum protection, the receiving party shall limit disclosure of Confidential Information to its employees having a need to know such information and shall not disclose the

      Connected Systems and Vodavi Technology Proprietary and Confidential

Confidential   Information  of  the  other  to  any  third  party,   individual,
corporation or other entity, without the prior written consent of the disclosing party.

     9.4 RETURN OF CONFIDENTIAL INFORMATION. Within thirty (30) days following termination of this Agreement for whatever reason, unless termination is disputed and submitted to arbitration per section 13.10 of this Agreement, at the disclosing party's request, the receiving party shall return the original and all copies of Confidential Information to the disclosing party, or certify in writing that all copies have been destroyed.

     9.5 INSPECTION. Each party may, as its own expense, examine the other party's applicable records to verify that such party has satisfied such party's obligations under this Section 9 relating to the protection of Confidential Information. Each party agrees to make its records available to the other party as requested upon one month prior written notice. No such examination shall be made more than once during any twelve-month period. The audited party shall be entitled to require execution of non-disclosure agreements by any person designated to perform such an examination.

10. RIGHTS ON INSOLVENCY. The parties expressly acknowledge that the Licensed Technology and Licensee's rights under this Agreement constitute "intellectual property" within the meaning of Section 101 of the Bankruptcy Code, and that, in the event Licensor becomes the subject of a bankruptcy case, it is the parties' intention and understanding that Licensee would thereafter continue to be entitled to exercise its rights under this Agreement as provided by Section 365(n) of the Bankruptcy Code. Accordingly, during the term of this Agreement, Licensor will promptly deliver all embodiments of the Hardware Documentation and Software Documentation to Licensee as soon as they are available to Licensor.

      Connected Systems and Vodavi Technology Proprietary and Confidential

11. Intellectual Property Infringement Indemnity.

     11.1 Indemnification by Licensor. Licensor warrants and agrees as follows:

          11.1.1  The  Licensed   Technology   will  not  infringe  any  patent,
copyright, trade secret or other intellectual property right of any third party.

          11.1.2 Licensor may grant Licensee the rights and licenses to be granted to Licensee hereunder without breach of any contractual obligation of Licensor, and, to the best of its knowledge, without infringement of any intellectual property rights of any third party.

          11.1.3 Notwithstanding the foregoing provisions of this Section 11 or any other provision of this Agreement to the contrary, Licensor is not providing to Licensee any representation or warranty to Licensee whatsoever, and Licensor shall not be liable to Licensee for any claims, costs, damages, or expenses, arising from or relating to any modifications to the Licensed Technology made by Licensee after the effective date of this Agreement.

     11.2 Indemnity by Licensor. Licensor will indemnify, defend, and hold Licensee and its successors and assigns free and harmless from and against all claims alleging such infringement or breach and all damages, loss, cost and expense (including attorneys' fees) incurred by Licensee in connection with such claims, provided that (a) Licensee provides Licensor written notice of such claim within fourteen (14) days following the first date as of which Licensee first discovers the existence of the claim, and (b) Licensee cooperates reasonably with Licensor in the defense against the claim. Licensor may satisfy its indemnity obligation under this Section 11.2 with respect to any particular claim by procuring for Licensee from the party asserting infringement a license that entitles Licensee to use the allegedly infringing item, on terms no less favorable to Licensee than the terms of this Agreement; provided that obtaining such a license will not relieve Licensor of its obligation to indemnify Licensee for any indemnification damages, loss, cost or expense incurred by Licensee prior to the time such license is secured.

     11.3 Limitation. Other than the express warranties provided in this Section 11 and in Section 12, below, Licensor:

     DISCLAIMS ALL IMPLIED WARRANTIES, INCLUDING BUT NOT LIMITED TO IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, ON THE CONFIDENTIAL INFORMATION OR THE INTELLECTUAL PROPERTY USE RIGHTS TRANSFERRED HEREUNDER; and

     IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY LOSS OF PROFITS OR BUSINESS, LOSS OF USE, INCIDENTAL, CONSEQUENTIAL OR SPECIAL DAMAGES (EXCEPT FOR BREACH OF THE INTELLECTUAL PROPERTY INFRINGEMENT WARRANTIES GIVEN IN
     SECTION 11 OF THIS AGREEMENT), EVEN IF THE PARTY WAS ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

12. YEAR 2000 COMPLIANCE.

     12.1. YEAR 2000 WARRANTY. Licensor warrants to Licensee that the Software, as it exists as of the effective date of this Agreement and used in connection with other software, components and products that are Y2K Compliant (as defined below), the Software is and will be Y2K Compliant. For purposes of this Section 12, the term "Y2K Compliant" means that the particular software, component or other product

      Connected Systems and Vodavi Technology Proprietary and Confidential will not fail to operate in conformity with its specifications on and after December 31, 1999, solely by reason of the date changing to a date subsequent to December 31, 1999. The representation provided in this Section 12 relates only to the Software and does not constitute a representation or warranty as to whether or not (a) the Software will operate, on or after December 31, 1999, in conformity with its specifications if it is used in connection with any other software, component or product that is not Y2K Compliant, or (b) any system, component or other product in connection with which the Software is used will be Y2K Compliant. Licensee acknowledges and agrees that, as between Licensor and Licensee, Licensee is solely responsible for determining whether or not any of such other software, component, product or system is Y2K Compliant. The foregoing representation is made exclusively for the benefit of Licensee and its successors and assigns. Licensor specifically disclaims any representation or warranty to any party other than Licensee with respect to the Software and whether or not the Software is or will beY2K Compliant.

     THE FOREGOING WARRANTY CONSTITUTES LICENSOR'S SOLE WARRANTY WITH RESPECT WHETHER OR NOT THE SOFTWARE IS Y2K COMPLIANT, AND LICENSOR SPECIFICALLY DISCLAIMS ALL OTHER WARRANTIES, WHETHER EXPRESSED OR IMPLIED, WITH RESPECT TO WHETHER OR NOT THE SOFTWARE IS Y2K COMPLIANT.

     12.2 YEAR 2000 INDEMNIFICATION. Subject to the limitations set forth in this Section, Licensor will indemnify, defend and hold harmless Licensee, and its successors and assigns, against any and all damages, costs, expenses, liabilities and obligations arising from the breach or inaccuracy of the year 2000 warranty set forth in Section 12.1, above.

     IN NO EVENT SHALL LICENSOR BE LIABLE FOR ANY LOSS OF PROFITS OR BUSINESS, LOSS OF USE, LOSS OF DATA OR INFORMATION, LOSS OF QUIET ENJOYMENT, OR INCIDENTAL, CONSEQUENTIAL OR SPECIAL DAMAGES AS A RESULT OF THE BREACH OR INACCURACY OF THE Y2K WARRANTY SET FORTH IN SECTION 12.1, ABOVE.

13. GENERAL TERMS.

     13.1 TRADEMARKS. Nothing in this Agreement shall be construed to confer any license, right to use, or other right with respect to any trademark or trade name of either party.

     13.2 NO IMPLIED LICENSE. No license is granted by this Agreement by either party to the other, either directly or by implication, estoppel or otherwise, except as expressly provided in this Agreement.

     13.3 EXPORT REGULATIONS. If the Hardware or the Software is exported from the United States or re-exported from a foreign destination by either party, such party shall insure that the distribution and re-export thereof is in compliance with all laws, regulations, orders, or other restrictions of the U.S. Export Administration regulations.

     13.4 SEVERABILITY. If any provision of this Agreement is for any reason found to be ineffective, unenforceable, or illegal by any court having jurisdiction, such condition shall not affect the validity or enforceability of any of the remaining portions hereof, unless it deprives any party hereto of any material right or license held by such party under this Agreement. The parties shall negotiate in good faith to replace any such ineffective, unenforceable or illegal provisions as soon as is practicable, and the substituted provision shall, as closely as possible, have the same economic effect as the eliminated provision.

      Connected Systems and Vodavi Technology Proprietary and Confidential

     13.5 INDEPENDENT CONTRACTORS. Performance by the parties under this Agreement shall be as independent contractors. Nothing contained herein or done in pursuance of this Agreement shall constitute the parties' entering upon a joint venture or partnership, or shall constitute either party the agent for the other party for any purpose or in any sense whatsoever, or to create any fiduciary or any other extra obligations.

     13.6 NOTICES. All notices permitted or required by this Agreement shall be in writing and shall be deemed to have been delivered and received (a) when personally delivered, (b) on the third (3rd) business day after the date on which deposited in the United States Mail, certified or registered mail, postage prepaid, (c) on the date on which transmitted by facsimile (provided that the sender's facsimile machine generates a written receipt confirming a successful transmission), or (d) on the next business day after the date on which deposited with a regulated public carrier (e.g, Federal Express) for the fastest available overnight delivery, addressed to the party for whom intended at the address set forth on the signature page of this Agreement or such other address or facsimile number, notice of which is delivered in a manner permitted by this Section 13.6.

     13.7 ASSIGNMENT. This Agreement is not assignable by either party without the other party's written consent, provided that either party may assign this Agreement to: (a) a subsidiary or entity controlling, controlled by or under common control with such party or to any entity providing the assigning party agrees to remain liable for its obligations under this Agreement; or (b) a third party who acquires the assigning party by a merger or acquisition of eighty percent (80%) or more of the assigning party's outstanding stock; or (c) by a third party who acquires all or substantially all of the assets of the assigning party; provided the assignee agrees to assume the assigning party's obligations under this Agreement. Any attempted assignment in violation of this provision shall be void. The provisions hereof will be binding upon and inure to the benefit of the parties, their successors and permitted assigns.

     13.8 NO CONSEQUENTIAL DAMAGES. IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY LOSS OF PROFITS, LOSS OF USE, INCIDENTAL, CONSEQUENTIAL OR SPECIAL DAMAGES FOR ANY BREACH OF A PARTY'S OBLIGATIONS UNDER THIS AGREEMENT.

     13.9 GOVERNING LAW, JURISDICTION AND VENUE. This Agreement shall be governed by and subject to and construed according to the internal laws of the State of California. Each party hereby consents to the jurisdiction of the courts of the defendant for any action construing or enforcing the rights and duties created hereunder. The parties agree that the exclusive venue for all disputes arising under or in connection with this Agreement shall be the court of general jurisdiction in or for the County in which the defendant's principal executive offices are located, and further hereby waive any right to object that such venue is inconvenient or otherwise inappropriate.

     13.10 ARBITRATION. Except for any action requiring the exercise of equitable powers, all disputes which arise under this Agreement and are not resolved within thirty (30) days following the date on which either party delivers to the other a written notice invoking the arbitration provisions of this Section 13.10 shall be resolved by binding arbitration before a single arbitrator in Las Vegas, Nevada , under the rules then obtaining of the American Arbitration Association. The arbitrator shall be an attorney licensed to practice in California and shall have substantive experience in and familiarity with the law, custom, and practice governing the development, marketing, and licensing of hardware and software. The decision of the arbitrator shall be final and binding on the parties, and judgment thereon may be entered in a court of competent jurisdiction. This agreement to arbitrate shall be specifically enforceable.

     13.11 INCORPORATION OF EXHIBITS. All Exhibits referenced herein are incorporated into and become an integral part of this Agreement by this reference.

      Connected Systems and Vodavi Technology Proprietary and Confidential

     13.12 ENTIRE AGREEMENT; AMENDMENTS. This Agreement (a) sets forth the entire understanding of the parties concerning the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings relating to the subject matter hereof, whether oral or written, and (b) may not be modified or amended, except by a written instrument executed after the effective date of this Agreement by the party sought to be charged by the amendment or modification.

     13.13 COUNTERPARTS. This Agreement is executed in the English language and may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     13.14 INTERPRETATION. Each party to this Agreement has been represented by independent legal counsel. Therefore, the normal rule of construction that an agreement shall be interpreted against the drafting party shall not apply. All pronouns and any variation thereof shall be deemed to refer to the masculine, feminine, or neuter and to the singular or plural as the identity of the person or persons may require for property interpretation of this Agreement.

     13.15 ATTORNEY'S FEES. In any action between the parties seeking enforcement of any of the terms and provisions of this Agreement, the prevailing party in such action shall be awarded, in addition to damages, injunctive or other relief, its reasonable costs and expenses, not limited to taxable costs, and a reasonable attorneys' fee.

     13.16 COPYRIGHT NOTICES. Licensee shall place such copyright notices on the Hardware and the Software and in such typical and reasonable places thereon as Licensor may request from time to time to evidence or maintain its intellectual property rights. Licensor may inspect, in accordance with the provisions of
Section 9.5 hereof, Licensee's applicable records to verify that Licensee has complied with its obligations under this Section 13.16.

     13.17 EFFECTIVE DATE. The effective date of this Agreement shall be May 17, 1999.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers.


SANTA BARBARA CONNECTED SYSTEMS            VODAVI TECHNOLOGY, INC.,
CORPORATION, a California corporation      a Delaware corporation


By  /s/ Dwight Buck                        By  /s/ Gregory K. Roeper
    ----------------------------------         ---------------------------------
    Dwight Buck, President                     Name & Title: President


Date May 17, 1999                          Date May 24, 1999

Address and Facsimile No. for Notices:     Address and Facsimile No.for Notices:

126 W. Figueroa Street                     8300 E. Raintree Dr.
Santa Barbara, California 93101            Scottsdale, AZ  85260

Facsimile No.: (805) 962-5066              Facsimile No.: (480) 483-0144

      Connected Systems and Vodavi Technology Proprietary and Confidential